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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 15, 2004 relating to the consolidated balance sheet as of December 31, 2003 and the consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 2003 and financial statement schedule, which appear in Conceptus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

San Jose, California
June 29, 2004